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                                                                      EXHIBIT 23

Consent of Independent Certified Public Accountants


K-V Pharmaceutical Company
St. Louis, Missouri


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Numbers 2-56793, 2-76173, 33-46400, 33-44927,
33-00199, 333-48252 and 333-85516) and Registration Statement on Form S-3 (File Number 333-87402) of our reports dated May 24, 2002, relating to the consolidated financial statements and schedule of K-V Pharmaceutical Company appearing in the Company's Annual Report on Form 10-K as of and for the year ended March 31, 2002.

/s/ BDO SEIDMAN, LLP

Chicago, Illinois
June 7, 2002